Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PLANS TO FURTHER CORE-UP PORTFOLIO

WITH THE SALE OF DIVIDE COUNTY ASSETS

DENVER, CO January 10, 2017 - SM Energy Company (NYSE: SM) today announced that it has engaged Tudor, Pickering, Holt & Co. to run a formal bid process for sale of the Company’s Divide County area assets in the Williston Basin.    Assuming an acceptable offer is received, the Company expects to close the sale transaction around mid-year of 2017.  Associated December 2016 production for the Divide County assets was 10,700 Boe/d.

President and Chief Executive Officer Jay Ottoson comments: “This sale process continues our drive to generate differential shareholder value through concentrating our capital spending on top tier asset development.   Over the next few years, we intend to focus on generating significant high margin production growth from our operated acreage positions in the Midland Basin and Eagle Ford.   We expect that the sale proceeds from this planned exit of the Williston Basin and from the pending sale of our non-operated Eagle Ford assets will allow us to fully fund our drilling program, while providing us with significant liquidity and the ability to reduce our outstanding debt.”

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of securities laws. These statements involve known and unknown risks, which may cause SM Energy’s actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things, timing and expected use of funds from pending asset sales. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results, including from pilot tests; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected divestiture, joint venture, farm down or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company’s commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy’s 2015 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company’s other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America.  SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY CONTACTS

INVESTORS - Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507